As filed with the Securities and Exchange Commission on October 24, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

The RBB Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State of incorporation or organization)

See Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC

615 East Michigan Street

Milwaukee, WI 53202

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Motley Fool Small-Cap Growth ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]

Securities Act Registration file number to which this form relates: 033-20827

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 247 to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-20827 and 811-05518), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001398344-18-015233) on October 23, 2018, which is incorporated herein by reference.

The Registrant currently consists of 32 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Motley Fool Small-Cap Growth ETF	83-1937996

Item 2.	Exhibits

A.	Registrant’s Articles of Incorporation are incorporated herein by reference to Exhibit (a) to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-20827 and 811-05518), as filed with the SEC via EDGAR on October 30, 1998 (Accession Number: 0000925069-98-000189).

B.	Articles Supplementary of Registrant are incorporated herein by reference to Exhibit (a)(97) to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-20827 and 811-05518), as filed with the SEC via EDGAR on October 23, 2018 (Accession No. 0001398344-18-015233).

C.	Registrant’s By-Laws are incorporated herein by reference to Exhibit (b)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-20827 and 811-05518), as filed with the SEC via EDGAR on October 28, 2011 (Accession No. 0001104659-11-058890).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

The RBB Fund, Inc.

October 24, 2018

/s/ James G. Shaw
James G. Shaw Secretary